Exhibit 10.7.4.1
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 13th day of April, 2022, by and between WYNN RESORTS, LIMITED (“Employer”) and JULIE CAMERON-DOE (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, dated as of December 7, 2021 (the “Agreement”); and

WHEREAS, Employer and Employee desire to modify certain terms and conditions to the Agreement as more fully set forth herein;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereto agree as follows:

1.Amendment. Employer and Employee hereby agree to amend Section 1(g) of the Agreement in its entirety to read as follows:

(g)    “Effective Date” means April 18, 2022. Notwithstanding anything herein to the contrary, Section 6(a)(vii) shall become effective upon the execution date of this Agreement. However, in the event such provision is exercised prior to the Effective Date of the remainder of the Agreement, Employer’s sole liability shall be payment of twelve (12) months of Base Salary, subject to the conditions set forth in Section 6(b)(i).

2.    Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED

/s/ Craig S. Billings
________________________________
Craig S. Billings, Chief Executive Officer

EMPLOYEE

/s/ Julie Cameron-Doe
________________________________
Julie Cameron-Doe